Consent of Independent Auditors



The Board of Trustees
Oppenheimer Multi-Government Trust

We consent to the use of our report dated November 21, 1995 included herein.



/s/ KPMG Peat Marwick LLP
-------------------------
KPMG Peat Marwick LLP


Denver, Colorado
February 22, 1996